Exhibit 10.1

SIXTH AMENDMENT TO MASTER LEASE
THIS SIXTH AMENDMENT TO MASTER LEASE (this “Amendment”) is being entered into on this 8th day of August, 2018 (the "Effective Date"), by and between Landlord and Tenant, as more fully set forth herein, and shall amend that certain Master Lease, dated November 1, 2013, as amended to the date hereof (collectively, the “Master Lease”), by and among GLP Capital, L.P. (together with its permitted successors and assigns, “Landlord”) and Penn Tenant, LLC (together with its permitted successors and assigns, “Tenant”), pursuant to which Tenant leases certain Leased Property, as further defined in the Master Lease (the “Existing Leased Property”). Landlord and Tenant each desire to remove certain portions of the Existing Leased Property as identified and defined in Annex A attached hereto and incorporated herein (the “Removed Leased Property”) from the terms, covenants and conditions of the Master Lease. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Master Lease.
BACKGROUND:
WHEREAS, Landlord and Tenant each desire to amend the Master Lease as more fully described herein.
NOW, THEREFORE, in consideration of the provisions set forth in the Master Lease as amended by this Amendment, including, but not limited to, the mutual representations, warranties, covenants and agreements contained therein and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby respectively acknowledged, and subject to the terms and conditions thereof and hereof, the parties, intending to be legally bound, hereby agree that the Master Lease shall be amended as follows:
ARTICLE I
REMOVAL OF REMOVED LEASED PROPERTY

1.1    Exhibit B to the Master Lease is hereby amended to remove the description of the Removed Leased Property as set forth in Annex A attached hereto and incorporated hereby by this reference from the description of the Land.

ARTICLE II
AMENDMENT TO MEMORANDUM OF LEASE

Landlord and Tenant shall enter into an amendment to any memorandum of lease which may have been recorded in accordance with Article XXXIII of the Master Lease against the Removed Leased Property, in form suitable for recording in the county or other application location in which a Removed Leased Property is located which amendment is pursuant to this Amendment. Landlord shall pay all costs and expenses of recording any such amendment to memorandum.

ARTICLE III
AUTHORITY TO ENTER INTO AMENDMENT

Each party represents and warrants to the other that: (i) this Amendment and all other documents executed or to be executed by it in connection herewith have been duly authorized and shall be binding upon it; (ii) it is duly organized, validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to perform this Amendment and the Master Lease, as amended hereby, within the State(s) where any portion of the Leased Property is located, and (iii) neither this Amendment, the Master Lease, as amended hereby, nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such party.
ARTICLE IV
MISCELLANEOUS

4.1    Brokers. Tenant warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Amendment, and Tenant shall indemnify, protect, hold harmless and defend Landlord from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Tenant. Landlord warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Amendment, and Landlord shall indemnify, protect, hold harmless and defend Tenant from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Landlord.

4.2    Costs and Expenses; Fees. Each party shall be responsible for and bear all of its own expenses incurred in connection with pursuing or consummating this Amendment and the transactions contemplated by this Amendment, including, but not limited to, fees and expenses, legal counsel, accountants, and other facilitators and advisors.

4.3    Choice of Law and Forum Selection Clause. This Amendment shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive Laws of the State of New York without regard to the conflict of law principles thereof or of any other jurisdiction.

4.4    Counterparts; Facsimile Signatures. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

4.5    No Further Modification. Except as modified hereby, the Master Lease remains in full force and effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the undersigned as of the date first above written.
LANDLORD:
GLP CAPITAL, L.P.

By:	/s/ Brandon J. More
Brandon J. Moore,
SVP, General Counsel & Secretary

TENANT:
PENN TENANT, LLC

By:	Penn National Gaming, Inc.
its managing member
By:    /s/ William J. Fair
William J. Fair
Executive Vice President and Chief Financial Officer

ANNEX A

LEGAL DESCRIPTIONS REMOVED FROM EXHIBIT B
From Hollywood Casino St. Louis:
Re-Adjusted Lot 2 of a Resubdivision of Riverside Center, a subdivision in St. Louis County, Missouri, according to the plat thereof recorded in Plat Book 366, Page 307, Records of St. Louis County, Missouri.